CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated December 29, 1995 included in Pioneer Short-Term Income Trust's 1995 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Short-Term Income Trust Post-Effective Amendment No. 5 and Amendment No. 6 to Registration Statement File Nos. 33-47613 and 811-6657, respectively.




                                           /S/ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP




Boston, Massachusetts
March 28, 1996